Exhibit 1

THE COMPANIES ACTS 1862 TO 1893

THE COMPANIES ACTS 1948 TO 1981

THE COMPANIES ACTS 1985 TO 1989

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

-and-

ARTICLES OF ASSOCIATION

-of-

CADBURY SCHWEPPES PUBLIC LIMITED COMPANY

Slaughter and May,
35 Basinghall Street,
London,
May 2001	EC2V 5DB.

CERTIFICATE OF INCORPORATION
ON RE-REGISTRATION AS A PUBLIC COMPANY

No. 52457

I hereby certify that

CADBURY SCHWEPPES PUBLIC LIMITED COMPANY

has this day been re-registered under the Companies Acts 1948 to 1980 as a public company, and that the company is limited.

Dated at Cardiff the 27TH NOVEMBER 1981

B. Montage

Registrar of Companies

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

No. 52457

Whereas

SCHWEPPES LIMITED

was incorporated as a limited company under the

COMPANIES ACTS, 1862 TO 1893, on the 6TH MAY, 1897

And whereas by special resolution of the Company and with the approval of the Board of Trade it has changed its name

Now therefore I hereby certify that the Company is a limited company incorporated under the name of

CADBURY SCHWEPPES LIMITED

Given under my hand at London the 28TH MARCH, 1969.

F.L. Knight

Assistant Registrar of Companies

CERTIFICATE OF THE INCORPORATION OF A COMPANY

I hereby certify that

SCHWEPPES, LIMITED

was Incorporated under the Companies Acts, 1862 to 1893 as a Limited Company, on the Sixth day of May One Thousand Eight Hundred and Ninety-seven.

Given under my hand at London, this Eighth day of October One thousand nine hundred and twenty-three.

I.T. Butler

Registrar of Joint Stock Companies

No 52457

CADBURY SCHWEPPES PUBLIC LIMITED COMPANY

ORDINARY AND SPECIAL RESOLUTIONS OF ORDINARY SHAREHOLDERS

PASSED AT THE ANNUAL GENERAL MEETING

HELD ON 3 MAY 2001

At the Annual General Meeting of the Company duly convened and held on 3rd May 2001 the following resolutions were passed:

5     ORDINARY RESOLUTION

That the Directors be and are hereby authorised generally and unconditionally to allot relevant securities (as defined in Section 80 of the Companies Act 1985) up to a maximum nominal amount of £84.24 million, at any time or times before the conclusion of the next Annual General Meeting and that such authority shall include the grant of any right to subscribe for, or convert any security into, shares and shall extend to any allotment or grant made after such time in pursuance of an offer or agreement made by the Company before such authority expires.

6     SPECIAL RESOLUTION

That the Directors be and are hereby authorised to allot equity securities (as defined in Section 94 of the Companies Act 1985) for cash pursuant to the authority conferred by Resolution 5 as if Section 89(1) of the Companies Act 1985 did not apply to any such allotment provided that this power shall be limited to:

(i)	the allotment of equity securities in connection with a rights issue in favour of holders of ordinary shares or other equity securities where the equity securities attributable to the interests of the holders of all the ordinary shares or other equity securities is proportionate (as nearly as may be) to the number of ordinary shares held by them or in the case of securities convertible into ordinary shares proportionate to the number of ordinary shares which would fall to be allotted upon the exercise in full of the conversion rights attributable thereto (subject in either case to such exclusions or other arrangements as the Directors may think fit in connection with fractional entitlements

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or legal or practical problems arising in connection with the laws of, or requirements of any recognised regulatory body or stock exchange in, any territory); and

(ii)	the allotment (otherwise than pursuant to sub-paragraph (i) hereof) of equity securities up to an aggregate nominal amount of £12.74 million;

and shall expire at the conclusion of the next Annual General Meeting save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired.

7     ORDINARY RESOLUTION

That the Company be and is hereby generally authorised pursuant to and in accordance with Section 166 of the Companies Act 1985 to make market purchases of its own ordinary shares upon and subject to the following conditions:

(i)	the maximum number of such ordinary shares in the Company hereby authorised to be acquired is that number of ordinary shares which has a total nominal value of £25.53 million;

(ii)	the minimum price, exclusive of expenses, which may be paid for each such ordinary share is an amount equal to the nominal value of each such ordinary share;

(iii)	the maximum price, exclusive of expenses, which may be paid for any such ordinary share is an amount equal to 105% of the average of the middle market quotations for the ordinary shares in the Company taken from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased;

(iv)	the authority hereby conferred shall expire at the conclusion of the next Annual General Meeting; and

(v)	the Company may enter into a contract for the purchase of such ordinary shares before the expiry of this authority which would or might be completed wholly or partly after its expiry.

8     ORDINARY RESOLUTION

That the Directors be and are hereby authorised to amend the Rules of the Cadbury Schweppes Savings-Related Share Option Scheme 1982, the Cadbury Schweppes Irish Savings-Related Share Option Scheme and the Cadbury Schweppes Irish AVC Savings-

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Related Share Option Scheme by extending the term of each of those schemes by a further ten years.

J A Deeley GROUP DEPUTY SECRETARY

No 52457

CADBURY SCHWEPPES PUBLIC LIMITED COMPANY

ORDINARY AND SPECIAL RESOLUTIONS

OF

ORDINARY SHAREHOLDERS

PASSED AT THE ANNUAL GENERAL MEETING

HELD ON 4 MAY 2000

At the Annual General Meeting of the Company duly convened and held on 4th May 2000 the following resolutions were passed:

5     ORDINARY RESOLUTION

That the authorised share capital of the Company be reduced from £400,000,000, US$750,000 and Can$150,000 to £400,000,000 by the cancellation of 750 Preference Shares of US$1,000 each and 150 Preference Shares of Can$1,000 each.

6     ORDINARY RESOLUTION

That the Directors be and are hereby authorised generally and unconditionally to allot relevant securities (as defined in Section 80 of the Companies Act 1985) up to a maximum nominal amount of £84.41 million, at any time or times before the conclusion of the next Annual General Meeting and that such authority shall include the grant of any right to subscribe for, or convert any security into, shares and shall extend to any allotment or grant made after such time in pursuance of an offer or agreement made by the Company before such authority expires.

7     SPECIAL RESOLUTION

That the Directors be and are hereby authorised to allot equity securities (as defined in Section 94 of the Companies Act 1985) for cash pursuant to the authority conferred by Resolution 6 as if Section 89(1) of the Companies Act 1985 did not apply to any such allotment provided that this power shall be limited to:

(i)	the allotment of equity securities in connection with a rights issue in favour of holders of ordinary Shares or other equity securities where the equity securities attributable to the interests of the holders of all the ordinary shares or other equity securities is proportionate (as nearly as may be) to the number of ordinary shares held by them or in the case of securities convertible into ordinary shares proportionate to the number of ordinary shares which would fall to be allotted upon the exercise in full of the conversion rights attributable thereto (subject in either case to such exclusions or other arrangements as the Directors may think fit in connection with fractional entitlements or legal or practical problems arising in connection with the laws of, or requirements of any recognised regulatory body or stock exchange in, any territory); and

(ii)	the allotment (otherwise than pursuant to sub-paragraph (i) hereof) of equity securities up to an aggregate nominal amount of £l2.63 million;

and shall expire at the conclusion of the next Annual General Meeting save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired.

8     SPECIAL RESOLUTION

That the Company be and is hereby generally authorised pursuant to and in accordance with Section 166 of the Companies Act 1985 to make market purchases of its own ordinary shares upon and subject to the following conditions:

(i)	the maximum number of such ordinary shares in the Company hereby authorised to be acquired is that number of ordinary shares which has a total nominal value of £25.33 million;

(ii)	the minimum price, exclusive of expenses, which may be paid for each such ordinary share is an amount equal to the nominal value of each such ordinary share;

(iii)	the maximum price, exclusive of expenses, which may be paid for any such ordinary share is an amount equal to 105% of the average of the middle market quotations for the ordinary shares in the Company taken from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased;

(iv)	the authority hereby conferred shall expire at the conclusion of the next Annual General Meeting; and

(v)	the Company may enter into a contract for the purchase of such ordinary shares before the expiry of this authority which would or might be completed wholly or partly after its expiry.

9     ORDINARY RESOLUTION

That:
(i)	the Directors be and they are hereby authorised to establish a new employee share ownership plan (the “Plan”) in accordance with legislation which is intended to be included in the Finance Act 2000, a summary of the draft of which is set out in Appendix 2 of the booklet entitled “Annual General Meeting” and dated 24 March 2000 (the “Booklet”); and

(ii)	the Directors be and they are hereby authorised to establish a further plan or plans containing such provisions as the Directors may decide subject to the following:

(a)	such plans must operate within the limits on the number of new ordinary shares which may be made available from time to time, as summarised in the Booklet;

(b)	such plans must, except to the extent necessary or desirable, take account of overseas tax, securities and exchange control laws, contain limitations so as to ensure, so far as the Directors consider practicable, that the participants in such plans obtain no greater benefit than employees participating in the Plan; and

(c)	the provisions of such plans, once established, may not be amended without the prior approval of the Company in general meeting if such approval would be required to amend the comparable provisions in the Plan.

10     ORDINARY RESOLUTION

That the Remuneration Committee of the Board of Directors of the Company be and is hereby authorised to grant options under the Cadbury Schweppes Share Option Plan 1994 to employees who are also participants in the Cadbury Schweppes 1997 Long Term Incentive Plan provided that, in so doing, the Remuneration Committee shall adjust the individual’s potential grants under the latter plan and shall have regard to the requirement that the total rewards potentially available to a participant under both plans should not be excessive.

11     SPECIAL RESOLUTION

That the regulations contained in the printed document submitted to the Meeting, and for the purpose of identification initialled by the Chairman, a summary of which is set out in Appendix 3 of the booklet entitled “Annual General Meeting” and dated 24 March 2000, be adopted as the Articles of Association of the Company in substitution for, and to the exclusion of, all existing Articles of Association of the Company.

M A C Clark SECRETARY

No. 52457

CADBURY SCHWEPPES PUBLIC LIMITED COMPANY

RESOLUTION OF THE DIRECTORS OF THE COMPANY
(SECTION 380 COMPANIES ACT 1985 (AS AMENDED BY
REGULATION 40(3) OF THE UNCERTIFICATED SECURITIES
REGULATIONS 1995))

PASSED ON 23 FEBRUARY 1996

Pursuant to Regulation 16(2) of the Uncertificated Securities Regulations 1995 (the “Regulations”), IT WAS RESOLVED that:

(a)	title to the Ordinary Shares of 25p each in the capital of the Company (the “Shares”), in issue or to be issued, may be transferred by means of a relevant system (as defined in the Regulations);

(b)	such relevant systems shall include the relevant system of which CRESTCo Limited is to be the Operator (as defined in the Regulations);

(c)	the Shares shall not include any shares referred to in Regulation 17; and

(d)	this resolution (the “Resolution”) shall become effective immediately prior to CRESTCo Limited granting permission for the Shares to be transferred by means of the CREST system.

M A C Clark Secretary

THE COMPANIES ACTS 1862 TO 1893

THE COMPANIES ACTS 1948 TO 1981

THE COMPANIES ACTS 1985 TO 1989

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

CADBURY SCHWEPPES PUBLIC LIMITED COMPANY

1.     The name of the Company is “CADBURY SCHWEPPES PUBLIC LIMITED COMPANY”.[1]

2.     The Company is to be a public company.[2]

3.     The Registered Office of the Company will be situated in England.

4.     The objects for which the Company is established are:-

        (1)      To carry on business as a general commercial company and to carry on any trade or business whatsoever.

        (2)      To carry on all or any of the businesses of manufacturers, bottlers, sellers, distributors, importers and exporters of, and dealers in, natural and artificial mineral and aerated waters and non-alcoholic and alcoholic beverages of every description and essences, concentrates, bases, and preparations of all kinds for beverages and foods and to manufacture, purchase, sell and otherwise deal in, bottles and containers of every description, and crates, packing cases and materials of all kinds.

        (3)      To carry on all or any of the businesses of growers, merchants, brokers, shippers and carriers and to grow, buy, sell and deal in, goods and merchandise of all kinds.

[1]	The name of the Company was on 28th March, 1969 changed from “SCHWEPPES, LIMITED” to “CADBURY SCHWEPPES LIMITED” and on the 27th November, 1981 the Company was re-registered as “CADBURY SCHWEPPES PUBLIC LIMITED COMPANY”.

[2]	The Company was re-registered from a private limited company to a public limited company on 27th November, 1981.

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        (4)      To carry on all or any of the businesses of refreshment caterers and contractors, refreshment room proprietors, hotel keepers, licensed victuallers, restaurant proprietors, inn keepers and managers of any such premises, ice manufacturers and merchants, manufacturers of and dealers in canned goods, sugar, preserves, confectionery and chilled and frozen foods and beverages of every description and of machinery and equipment of every type and generally to acquire, promote, undertake, carry on and execute any business, undertaking, transaction or operation, whether agricultural, extractive, manufacturing, financial, mercantile, trading or otherwise.

        (5)      To purchase, subscribe for, underwrite, take or otherwise acquire and hold any shares, stocks, bonds, options, debentures, debenture stock or obligations or securities in or of any company, fund, trust, corporation, public body, supreme, municipal, local or otherwise of any Government or State and to act as and perform all the functions of an investment or holding company.

        (6)      To undertake, promote or engage or co-operate or assist in research, scientific and other experimental work and to establish, form, equip, take over, support, maintain and work, scientific and experimental stations, laboratories, factories, plant and machinery and to employ and remunerate and to provide accommodation for the requisite staff or to assist and co-operate in so doing.

        (7)      To invest and deal in any manner with the moneys of the Company not immediately required.

        (8)      To provide services of all descriptions.

        (9)      To purchase or otherwise acquire any interests in any patents, licences, concessions, monopolies, trade marks and the like conferring an exclusive or non-exclusive or limited right to use, or secret or other information as to any invention or secret process which may seem to the Company capable of being used or profitably dealt with for any of the purposes of the Company, and to hold, maintain, protect, use, exercise, develop, exploit, grant licences, or sub-licences, in respect of, or otherwise turn to account any such patents, licences, concessions, monopolies, trade marks and the like, and information, inventions and secret processes aforesaid, whether in the United Kingdom or in any other part of the world.

        (10)      To design, promote, acquire and publish advertisements, papers, books, and publications of every description and in relation to any subject matter and to adopt such means of making known the businesses of the Company or its products as may seem expedient, and in particular by advertising, in the press, by broadcast and television advertising, by circulars and other means, and by granting prizes, awards and donations.

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        (11)      To purchase, take on lease or in exchange, hire or otherwise acquire, and to make, build, construct, provide, maintain, improve, equip, control, develop, manage, administer, carry on, use and work, roads, rail and other ways, power supply works, plant, engines, machinery, rolling stock, factories, warehouses, offices, buildings, houses and other works and buildings for all purposes and to sell, deal with, let or otherwise turn the same to account.

        (12)      Generally to purchase, take on lease, exchange, hire or otherwise acquire or obtain options over any real or personal property and any rights or privileges and the whole or any part of the undertaking, assets and liabilities of any person which the Company may think necessary or convenient with reference to any of its objects, or capable of being profitably dealt with in connection with any of its property or rights for the time being.

        (13)      To promote or assist in the promotion of any other company or companies, fund or trust for the purpose of acquiring or undertaking all or any of the assets and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company or to advance the objects or interests thereof.

        (14)      To borrow and raise money, and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit, and in particular by mortgages or other charges upon the undertaking and all or any of the property and assets (present and future) of the Company and including its uncalled or unpaid capital, or by the creation and issue on such terms and conditions as may be thought expedient of debentures or debenture stock, perpetual or otherwise, or other securities of any description.

        (15)      To draw, make, issue, accept, endorse, discount, negotiate, execute and issue, and to buy, sell and deal with bills of exchange, promissory notes and other negotiable or transferable instruments or securities.

        (16)      To amalgamate or enter into partnership or any joint purse or profit-sharing arrangement with, and to co-operate in any way with, or to take over or to assume any obligation of, or assist or subsidise any person carrying on any business which this Company is authorised to carry on or possessed of property suitable for the purposes of the Company.

        (17)      To lend any moneys or assets of the Company to such persons or companies and on such terms as may be considered expedient, and either with or without security, and to invest and deal with moneys and assets of the Company not immediately required in such manner as may from time to time be determined, and to receive money and securities on deposit, at interest or otherwise.

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        (18)      To make deposits, and to enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company.

        (19)      To sell, lease, exchange and in any other manner deal with or dispose of the undertaking, property, assets, rights and effects of the Company, or any part thereof, for such consideration as may be thought fit and in particular, for stocks, shares, debentures or securities of any other company, whether fully or partly paid up.

        (20)      To pay for any property or rights acquired by the Company or for any services rendered or to be rendered to the Company, either in cash or fully or partly paid shares, or by any securities or obligations which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as may seem expedient.

        (21)      To issue securities which the Company has power to issue by way of security or indemnity to any person whom the Company has agreed, or is bound or willing, to indemnify, or in satisfaction of any liability undertaken or agreed to be undertaken by the Company, and generally in every respect upon such terms and conditions and for such consideration as the Company may think fit.

        (22)      To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object, or for any exhibition, or for any purpose which may be considered likely, directly or indirectly, to further the objects of the Company or the interests of its members.

        (23)      To grant or procure the grant of donations, gratuities, pensions, annuities, allowances or other benefits, including benefits on death, to, or purchase and maintain any type of insurance for or for the benefit of, any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom

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the Board of Directors of the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes or any associations, institutions, clubs or schools, or to do any other thing likely to benefit any such persons or otherwise to advance the interests of such persons or the Company or its members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of such persons or the Company or its members or for any national, charitable, benevolent, educational, social, public, general or useful object.

        (24)      To cease carrying on or to wind up any business or activity of the Company, and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

        (25)      To distribute among the members in specie by way of dividend or bonus or upon a return of capital all or any of the property or assets of the Company, or any proceeds of sale or disposal of any property or assets of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

        (26)      To enter into arrangements with any government or authority or person and to procure the Company to be registered or incorporated in any British Dominion, Colony, Protectorate, Mandated Territory or Dependency, or in any foreign country or state, and to apply for, promote and obtain any Act of Parliament, Provisional order or licence for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications or the grant of any privileges or concessions which may seem to be calculated directly or indirectly to prejudice the Company’s interests.

        (27)      To pay all expenses incidental to the formation or promotion of this Company or any other company and to remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in or debentures or debenture stock or other securities or obligations of the Company, or in or about the promotion, formation or business of the Company or of any other company promoted wholly or in part by this Company.

        (28)      To hold in the names of others any property which the Company is authorised to acquire, and to do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees, or otherwise, and by or through trustees, agents, sub-contractors or otherwise, and either alone or in conjunction with others.

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        (29)      To do all such other things whatsoever and wheresoever as may in the opinion of the Board of Directors of the Company be necessary, incidental, conducive or convenient to the attainment of the above objects or any of them, or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property, assets or rights, or otherwise likely in any respect to be advantageous to the Company.

And it is hereby declared that the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, “person” shall include any company as well as any other legal or natural person, “and” and “or” shall mean “and/or” where the context so permits, “other” and “otherwise” shall not be construed ejusdem generis where a wider construction is possible, and further the intention is that the objects specified in each paragraph of this Clause shall, except where otherwise expressed in such paragraph, be independent main objects and be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company or the nature of any trade or business carried on by the Company, or by the fact that at any time the Company is not carrying on any trade or business.[3]

5.     The liability of members is limited.

6.     The Capital of the Company is £400,000,000 divided into 3,200,000,000 Ordinary Shares of 12.5p each.[4]

[3]	The objects of the Company were changed by a Special Resolution passed on 1st May, 1991.

[4]	The capital of the Company on incorporation was £950,000 divided into 300,000 Preferred Shares of £1 each 300,000 Ordinary Shares of £1 each and 350,000 Deferred Shares of £1 each.

On 20th January, 1914 the capital of the Company was increased by Ordinary Resolution to £1,050,000 by the creation of 100,000 Ordinary Shares of £1 each. On 24th September, 1928 the capital of the Company was increased by Ordinary Resolution to £1,225,000 by the creation of 175,000 Deferred Shares of £1 each. By a resolution of a general meeting held on 30th April, 1936 the Ordinary Shares of the Company were converted into Ordinary Stock the Preferred Stock of £1 each were converted into 5% Cumulative Preference Stock Units of £1 each and the Deferred Stock Units of £1 each were redesignated Deferred Shares of £1 each. By a Scheme of Arrangement dated 30th June, 1942 the 5% Cumulative Preference Stock was redesignated 5% First Preference Stock, £200,000 of the Ordinary Stock was converted into 10% Second Preference Stock and the Deferred Stock was converted into Ordinary Stock and was amalgamated with the remaining 200,000 Ordinary Stock so as to constitute one class of £725,000 Ordinary Stock. On 14th August, 1942 the capital of the Company was increased by Special Resolution to £1,500,000 by the creation of 275,000 Ordinary Shares of £1 each. By Ordinary Resolution passed on 15th January, 1952 all shares of any class in the capital of the Company from time to time unissued were converted into Stock. On 11th June, 1952 the capital of the Company was increased by Ordinary Resolution to £2,000,000 by the creation of 500,000 Ordinary Shares of £1 each. On 23rd July, 1953 the capital of the Company was increased by Ordinary Resolution to £3,000,000 by the creation of 1,000,000 Ordinary Shares of £1 each. On 29th November, 1954 the capital of the Company was re-organised by Special Resolution and increased by Ordinary

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Resolution to £3,500,000 by the creation of 500,000 Cumulative First Preference Shares of £1 each. On 1st January, 1955 the 10% Second Preference Stock was converted into 5% Cumulative First Preference Stock. On 30th May, 1957 by Ordinary Resolution the Ordinary Stock and Shares of £1 each were subdivided into Ordinary Stock and Shares of 5/- each. On 19th August, 1957 the capital of the Company was by Ordinary Resolution increased by:- (i) £386,100 by the creation of 1,544,400 Ordinary Shares of 5/- each; (ii) £90,000 by the creation of 90,000 5% Cumulative First Preference Shares of £1 each; (iii) £112,500 by the creation of 112,500 Ordinary 5% Cumulative First Preference Shares of £1 each; and (iv) £411,400 by the creation of 1,645,600 Ordinary Shares of 5/- each. The Capital was therefore increased to £4,500,000. On 13th November, 1958 the capital of the Company was by Ordinary Resolution increased to £10,000,000 by the creation of 22,000,000 Ordinary Shares of 5/-. On 20th December, 1960 the capital of the Company was by Ordinary Resolution increased by:- (i) £811,896 by the creation of 811,896 5% Cumulative First Preference Shares of £1 each; and (ii) increased by £500,000 by the creation of 500,000 5% Cumulative First Preference Shares of £1 each. On 14th May, 1964 the capital of the Company was by Ordinary Resolution increased to £22,500,000 by the creation of 44,752,416 Ordinary Shares of 5/- each. On 29th February, 1968 the capital of the Company was by Ordinary Resolution increased to £31,500,000 by the creation of:- (i) 400,000 5% Cumulative First Preference Shares of £1 each; and (ii) by the creation of 34,400,000 Ordinary Shares of 5/- each. On 28th March, 1969 the capital of the Company was by Special Resolution increased to:- (i) £57,453,539 by the creation of 103,814,156 Ordinary Shares of 5/- each; and (ii) £60,000,000 by the creation of 10,185,844 Ordinary Shares of 5/- each. On 31st May, 1973 the capital of the Company was by Ordinary Resolution increased to £100,000,000 by the creation of 160,000,000 Ordinary Shares of 25p each. On 14th December, 1973 by Special Resolution the 5% Cumulative First Preference Stock of the Company was redesignated as “31/2% Cumulative First Preference Stock” 1,457,200 of the unissued Ordinary Shares of 25p each were designated as 364,300 31/2% Cumulative First Preference Shares of £1 each. On 12th June, 1975 the capital of the Company was by Ordinary Resolution increased to £120,000,000 by the creation of 80,000,000 Ordinary Shares of 25p each. On 21st May, 1981 by Ordinary Resolution the issued Ordinary Stock of the Company was converted into Ordinary Shares of 25p each. On 29th September, 1981 the capital of the Company was by Ordinary Resolution increased to £140,000,000 by the creation of 80,000,000 Ordinary Shares of 25p each. On 3rd May, 1984 the capital of the Company was by Ordinary Resolution increased to £165,000,000 by the creation of 100,000,000 Ordinary Shares of 25p each. On 15th July, 1986 the capital of the Company was by Ordinary Resolution increased to £205,000,000 by the creation of 160,000,000 Ordinary Shares of 25p each. On 3rd May, 1989 the capital of the Company was reduced, by Special Resolution passed at an Extraordinary General Meeting of the Company, and by Extraordinary Resolution passed at a meeting of the holders of 31/2% Cumulative First Preference Stock, and confirmed by order of the High Court on 19th June,1989, to £201,721,304 by the repayment and cancellation of the 3,278,696 31/2% Cumulative First Preference Stock Units of £1 each. On 2nd May, 1990 the capital of the Company was by Ordinary Resolution increased to £237,250,000 by the creation of 142,114,784 Ordinary Shares of 25p each. On 29th May, 1990 the capital of the Company was by Special Resolution increased to £237,250,000, US $750,000 and Can$150,000 by the creation of 750 Preference Shares of US$1,000 each and 150 Preference Shares of Can$1,000 each.

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WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Number of
shares taken
Names, addresses and descriptions of Subscribers	by each
Subscriber

WILLIAM BURROWS,
Lucknow Road,	One
Nottingham. Printer	Deferred

ROBT. LEONARD,
57 New Broad Street,	One
London. Solicitor	Deferred

HERBERT CREASSEY
Broad Gate,	One
Beeston,	Deferred
Nottinghamshire. Solicitor

JONATHAN CROWTHER,
14 Stanley Villas,	One
Wood Green,	Deferred
London, N. Solicitor’s Clerk

ROBERT DONCASTER,
189 Noel Street,	One
Nottingham. Private Secretary	Deferred

HERBERT PERCY KING,
29 Chetwynd Road	One
Highgate, N.W. Clerk	Deferred

CLEMENT WEBB,
70 Sterndale Road,	One
West Kensington. Clerk	Deferred

Dated this 6th May, 1897.

Witness to the Signatures of all
the above named:-	GEORGE TUTIN,
Solicitor,
Nottingham.

THE COMPANIES ACT 1985

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

CADBURY SCHWEPPES PUBLIC LIMITED COMPANY
(Company Number: 52457)

(New articles adopted
by special resolution passed on 4th May, 2000)

INTERPRETATION

Exclusion of Table A

1.          No regulations set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the regulations or articles of the company.

Definitions

2.	In these articles unless the context otherwise requires:-

“these articles” means these articles of association as altered from time to time by special resolution and the expression “this article” shall be construed accordingly;

“auditors” means the auditors for the time being of the company or, in the case of joint auditors, any one of them;

“board” means the board of directors from time to time of the company or the directors present at a meeting of the directors at which a quorum is present;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“Companies Acts” means every statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to the company;

“holder” in relation to any shares means the member whose name is entered in the register as the holder of those shares;

“member” means a member of the company;

“the office” means the registered office of the company;

“paid up” means paid up or credited as paid up;

“person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

“register” means the register of members of the company;

“seal” means any common or official seal that the company may be permitted to have under the Companies Acts;

“secretary” means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the company and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary;

“The Stock Exchange” means the London Stock Exchange Limited;

“United Kingdom” means Great Britain and Northern Ireland;

references to a document being executed include references to its being executed under hand or under seal or by any other method;

references to writing include references to any method of representing or reproducing words in a legible and non-transitory form;

words or expressions to which a particular meaning is given by the Companies Acts in force when these articles or any part of these articles are adopted bear the same meaning in these articles or that part (as the case may be) save that the word “company” shall include any body corporate; and

references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

Headings and notes are included only for convenience and shall not affect meaning.

Form of resolution

3.        (A)      Subject to the Companies Acts, where for any purpose an ordinary resolution of the company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

           (B)      A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more of the members. In the absolute discretion of the board and subject to any requirements that the board may from time to time impose such an instrument may be in electronic or some other data transmission form and need not be executed by or on behalf of the member or members.

SHARE CAPITAL

Rights attached to shares

4.     Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may decide.

Redeemable shares

5.     Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any other shares, any share may be issued which is to be redeemed, or is to be liable to be redeemed at the option of the company or the holder.

Purchase of own shares

6.     Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any class of shares, the company may purchase all or any of its shares of any class, including any redeemable shares. Purchases or contracts for the purchase of, or under which the company may become entitled or obliged to purchase, shares in the company shall be authorised by such resolution of the company as may be required by the Companies Acts and by an extraordinary resolution passed at a separate general meeting of the holders of any class of shares which at the date on which the purchases or contracts are authorised by the company in general meeting entitle them, either immediately or at any time later on, to convert all or any of the shares of that class held by them into equity share capital of the company. Neither the company nor the board shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

Variation of rights

7.     Subject to the provisions of the Companies Acts, all or any of the rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the company is being wound up) be varied with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of those shares. All the provisions of these articles as to general meetings of the company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be a person or persons holding or representing by proxy not less than one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

Pari passu issues

8.     The rights conferred upon the holders of any shares shall not, unless otherwise expressly provided in the rights attaching to those shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them.

Unissued shares

9.     Subject to the provisions of the Companies Acts and these articles, the unissued shares of the company (whether forming part of the original or any increased capital) shall be at the disposal of the board which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms as the board may decide.

Payment of commission

10.     The company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts.

Trusts not recognised

11.     Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the company as holding any share upon any trust and the company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share other than an absolute right to the whole of the share in the holder.

CERTIFICATES

Right to share certificate

12.     Every person (except a stock exchange nominee in respect of which the company is not by law required to complete and have ready for delivery a certificate) whose name is entered in the register as a holder of any shares shall be entitled, without payment, to receive within two months after allotment or lodgment of a transfer to him of those shares (or within such other period as the terms of issue shall provide) one certificate for all those shares of any one class or several certificates each for one or more of the shares of the class in question upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the board may from time to time decide. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member (except such a nominee) who transfers some but not all of the shares comprised in a certificate shall be entitled to a certificate for the balance without charge. Every certificate shall be sent at the risk of the registered holder or joint holders of the shares comprised in the certificate.

Replacement of share certificates

13.     If a share certificate is defaced, worn out, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the company in investigating the evidence and preparing the indemnity as the board may decide and, where it is defaced or worn out, after delivery of the old certificate to the company.

Sealing of certificates

14.     Every share certificate shall be executed under a seal or in such other manner as the board having regard to the terms of issue and any listing requirements may authorise, and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares. The board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

Warrants

15.    (A)      The company may issue share warrants under the powers given by the Companies Acts, and the board may accordingly, with respect to any shares which are fully paid up (in any case in which it shall in its discretion think fit so to do), issue (upon such terms as it thinks fit and upon an application in writing by the person for the time being named in or entitled to be entered in the register as a holder of the shares in respect of which the warrant is to be issued) under seal a warrant stating that the bearer of the warrant is entitled to the shares therein specified, and may, in any case in which a warrant is so issued, provide by coupons or otherwise for the payment of the future dividends or other moneys on the shares included in such warrant.

        (B)      Subject to the provisions of these articles and of the Companies Acts the bearer of a warrant shall be deemed to be a member of the company and shall be entitled to the same privileges and advantages as he would have had if his name had been included in the register as the holder of the shares specified in such warrant.

        (C)      No person shall, as bearer of a warrant, be entitled:-

        (i)      to sign a requisition for calling a meeting or to give notice of intention to submit a resolution to a meeting; or

        (ii)      to attend or vote by himself or his proxy or exercise any privilege as a member at a meeting,

        unless he shall have:-

        (a)      before or at the time of lodging such requisition or giving such notice of intention as aforesaid; or

        (b)      three days at least before the day fixed for the meeting,

deposited in each case at the office or at such other place as may be specified in the notice of meeting the warrant in respect of which he claims to act, attend or vote as aforesaid, and provided in any event the warrant shall remain so deposited until after the meeting and any adjournment thereof shall have been held

        (D)      Not more than one name shall be received as that of the holder of a warrant.

        (E)      To any person so depositing a warrant there shall be delivered a certificate (in such form and from such person as the board shall approve) stating his name and address and describing the shares included in the warrant so deposited, and bearing the date of issue of the certificate, and such certificate shall entitle him, or his proxy duly appointed, as hereinafter provided, to attend and vote at any general meeting held within three months from the date of the certificate in the same way as if he were the registered holder of the shares specified in the certificate.

        (F)      Upon delivery of the certificate to the company, the bearer of the certificate shall be entitled to receive the warrant in respect of which the certificate was given.

        (G)      The holder of a warrant shall not, save as aforesaid, be entitled to exercise any right as a member, unless (if called upon by any director or the secretary so to do) he produces his warrant and states his name and address.

        (H)      The board may from time to time make regulations as to the terms upon which, if in its discretion it thinks fit, a new warrant or coupon may be issued and in particular (but without limitation) in any case in which a warrant or coupon may have been worn out, defaced, lost or destroyed, but no new warrant may be issued to replace one that has been lost or destroyed unless the board is satisfied beyond reasonable doubt that the original has been lost or destroyed. Subject to such regulations and to these articles, the bearer of a warrant or coupon shall be subject to the conditions for the time being in force relating to warrants or coupons, whether made before or after the issue of such warrant or coupon.

        (I)      The shares included in any warrant shall be transferred by the delivery of the warrant without any written transfer and without registration, and with respect to such warrant and any shares included in such warrant the provisions hereinafter contained with reference to the transfer and transmission of shares shall not apply.

        (J)      Upon the surrender of his warrant together with the outstanding dividend coupons, if any, in respect thereof to the company for cancellation, the bearer of a warrant shall be entitled to have his name entered as a member in the register in respect of the shares included in the warrant, but the company shall in no case be responsible for any loss or damage incurred by any person by reason of the company entering in its register upon the surrender of a warrant the name of any person not the true and lawful owner of the warrant surrendered.

LIEN

Company’s lien on shares not fully paid

16.     The company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the company (whether presently or not) in respect of that share. The company’s lien on a share shall extend to every amount payable in respect of it. The board may at any time either generally or in any particular case waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article.

Enforcing lien by sale

17.     The company may sell, in such manner as the board may decide, any shares on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after a notice in writing has been served on the holder of the shares, demanding payment and stating that if the notice is not complied with the shares may be sold. For giving effect to the sale the board may authorise some person to execute an instrument of transfer of the shares sold to or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in reference to the sale.

Application of proceeds of sale

18.     The net proceeds, after payment of the costs, of the sale by the company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale and upon surrender, if required by the company, for cancellation of the certificate for the shares sold) be paid to the holder immediately before the sale.

CALLS ON SHARES

Calls

19.     Subject to the terms of issue, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each member shall (subject to the company serving upon him at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be revoked or postponed as the board may decide. A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

Payment on calls

20.     A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint holders

21.     The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

Interest due on non-payment

22.     If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate as the board may reasonably determine or failing such determination, then at the rate of 15 per cent. per annum, but the board shall be at liberty to waive payment of the interest wholly or in part.

Sums due on allotment treated as calls

23.     Any amount which becomes payable in respect of a share on allotment or on any other date fixed by or in accordance with the terms of issue, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid, all the provisions of these articles shall apply as if the sum had become due and payable by virtue of a call.

Power to differentiate

24.     Subject to the terms of issue, the board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

Payment of calls in advance

25.     The board may, if it thinks fit, receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate as the board may reasonably determine or failing such determination, then at the rate of 15 per cent. per annum, but no part of such moneys shall be included or taken into account in ascertaining the amount of the dividend payable upon the shares in respect of which such advance has been made.

FORFEITURE OF SHARES

Notice if call or instalment not paid

26.     If any call or instalment of a call remains unpaid on any share after the day appointed for payment, the board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

Form of notice

27.     The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited. The board may accept the surrender of any share liable to be forfeited and, in that event, references in these articles to forfeiture shall include surrender.

Forfeiture if non-compliance with notice

28.     If the notice is not complied with, any share in respect of which it was given may, at any time before payment of all calls or instalments and interest due in respect of it has been made, be forfeited by a resolution of the board to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

Notice after forfeiture

29.     When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give the notice.

Sale of forfeited shares

30.     Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the company and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the board shall decide. The board may for the purposes of the disposal authorise some person to execute an instrument of transfer to the designated transferee. The company may receive the consideration (if any) given for the share on its disposal and if the share is in registered form may register the transferee as the holder of the share. At any time before a sale, re-allotment or disposition the forfeiture may be cancelled by the board on such terms as the board may decide.

Arrears to be paid notwithstanding forfeitures

31.     A person whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the company all moneys which at the date of the forfeiture were payable by him to the company in respect of those shares with interest thereon at the rate of 15 per cent. per annum (or such lower rate as the board may decide) from the date of forfeiture until payment, and the company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.

Statutory declaration as to forfeiture

32.     A statutory declaration that the declarant is a director of the company or the secretary and that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal.

TRANSFER OF SHARES

Form of transfer

33.     Subject to such of the restrictions of these articles as may be applicable, any member may transfer all or any of his shares by an instrument of transfer in any usual form or in any other form which the board may approve.

Execution of transfer

34.     The instrument of transfer of a share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of it. All instruments of transfer, when registered, may be retained by the company.

Transfer of securities without a written instrument

35.     Title to any securities of the company may be evidenced and transferred without a written instrument in accordance with statutory regulations from time to time made under the Companies Acts, and the board shall have power to implement any arrangements it may think fit for such evidencing and transfer which accord with those regulations.

Right to decline registration of partly paid shares

36.     The board may, in its absolute discretion and without giving any reason for so doing, decline to register any transfer of any share which is not a fully paid share.

Other rights to decline registration

37.     The board may also decline to register any transfer unless:-

          (A)      the instrument of transfer is lodged with the company accompanied by the certificate for the shares to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

          (B)      the instrument of transfer is in respect of only one class of share; and

          (C)      in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

Notice of refusal

38.     If the board declines to register a transfer it shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of the refusal.

No fee for registration

39.     No fee shall be charged by the company for registering any transfer or other document relating to or affecting the title to any share or for making any other entry in the register.

Untraced shareholders

40.     The company may sell any shares in the company on behalf of the holder of, or person entitled by transmission to, the shares by instructing a member of The Stock Exchange to sell them at the best price reasonably obtainable at the time of the sale if:-

           (A)      the shares have been in issue throughout the qualifying period and at least three cash dividends have become payable on the shares during the qualifying period;

           (B)      no cash dividend payable on the shares has either been claimed by presentation to the paying bank of the relative cheque or warrant or been satisfied by the transfer of funds to a bank account designated by the holder of, or person entitled by transmission to, the shares at any time during the relevant period;

           (C)      so far as any director of the company at the end of the relevant period is then aware, the company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the shares;

           (D)      the company has caused two advertisements to be published, one in a daily newspaper with a national circulation and the other in a newspaper circulating in the area of the address of the holder of, or person entitled by transmission to, the shares shown in the register, giving notice of its intention to sell the shares and a period of three months has elapsed from the date of publication of the advertisements or of the last of the two advertisements to be published if they are published on different dates; and

           (E)      the company has given notice to the Quotations Department of The Stock Exchange of its intention to make the sale.

For the purpose of this paragraph of this article:

(i)	“the qualifying period” means the period of twelve years immediately preceding the date of publication of the advertisements referred to in sub-paragraph (D) above or of the first of the two advertisements to be published if they are published on different dates; and

(ii)	“the relevant period” means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of sub-paragraphs (A) to (E) above have been satisfied.

             If, after the publication of either or both of the advertisements referred to in sub-paragraph (D) above but before the company has become entitled to sell the shares pursuant to this paragraph of this article, the requirements of sub-paragraph (B) or (C) above cease to be satisfied, the company may nevertheless sell those shares after the requirements of sub-paragraphs (A) to (E) above have been satisfied afresh in relation to them.

           If during any relevant period further shares have been issued in right of those held at the beginning of that relevant period or of any previously so issued during that relevant period and all the requirements of sub-paragraphs (B) to (E) above have been satisfied in regard to the further shares, the company may also sell the further shares.

     To give effect to any sale of shares pursuant to this paragraph of this article the board may authorise some person to transfer the shares in question and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the company and, upon their receipt, the company shall become indebted to the former holder of, or person entitled by transmission to, the shares for an amount equal to the net proceeds. No trust shall be created in respect of the debt and no interest shall be payable in respect of it and the company shall not be required to account for any moneys earned from the net proceeds which may be employed in the business of the company or as it thinks fit.

TRANSMISSION OF SHARES

Transmission on death

41.     If a member dies, the survivor or survivors, where he was a joint holder, and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his shares; but nothing contained in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

Entry of transmission in register

42.     Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the board, the board shall within two months after proof cause the entitlement of that person to be noted in the register.

Election of person entitled by transmission

43.     Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself, he shall give notice to the company to that effect. If he elects to have another person registered, he shall execute an instrument of transfer of the share in favour of that person. All the provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer executed by the member.

Rights of person entitled by transmission

44.     Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a good discharge for any dividends or other moneys payable in respect of it and shall have the same rights in relation to the share as he would have had if he were the holder of it save that, until he becomes the holder, he shall not be entitled in respect of the share to attend or vote at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company.

The board may at any time give notice requiring the person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF SHARE CAPITAL

Increase, consolidation, sub-division and cancellation

45.     The company may from time to time by ordinary resolution:-

           (A)      increase its share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

           (B)      consolidate, or consolidate and then divide, all or any of its share capital into shares of larger or smaller amount than its existing shares;

           (C)      subject to the provisions of the Companies Acts, sub-divide its shares or any of them into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others; and

           (D)      cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Fractions

46.      Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit and in particular may sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Companies Acts, the company) and distribute the net proceeds of sale in due proportion among those members and the board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

Reduction of capital

47.      Subject to the provisions of the Companies Acts, the company may by special resolution reduce its share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.

GENERAL MEETINGS

Extraordinary general meetings

48.      Any general meeting of the company other than an annual general meeting shall be called an extraordinary general meeting.

Annual general meetings

49.      The board shall convene and the company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts.

Calling of extraordinary general meetings

50.      The board may convene an extraordinary general meeting whenever it thinks fit.

Separate general meetings and time and place of general meetings

51.      The provisions of these articles relating to general meetings shall apply, with any necessary modifications, to any separate general meeting of the holders of shares of a class convened otherwise than in connection with the variation or abrogation of the rights attached to the shares of that class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares. All general meetings shall be held at such time and place as the board may determine.

NOTICE OF GENERAL MEETINGS

Length of notice

52.  (A)      An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by not less than twenty-one clear days’ notice in writing. All other extraordinary general meetings shall be called by not less than fourteen clear days’ notice in writing. The notice shall specify the place, day and time of the meeting, and the general nature of the business to be transacted.

      (B)      Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the company, and also to the auditors or, if more than one, each of them. If on three consecutive occasions notices have been sent through the post to any member at his registered address or his address for service of notices but have been returned undelivered, such member shall not thereafter be entitled to receive notices from the company until he shall have communicated with the company and supplied in writing a new registered address or address within the United Kingdom for the service of notices.

      (C)      Notwithstanding that a meeting of the company is called by shorter notice than that specified in this article, it shall be deemed to have been properly called if it is so agreed:-

      (i)      in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

      (ii)      in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

Omission or non-receipt of notice

53.     The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send an instrument of proxy to, or the non-receipt of either or both by, any person entitled to receive the notice shall not invalidate the proceedings at that meeting.

Postponement of General Meetings

54.     If the board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another date, time and/or place. The board shall take reasonable steps to ensure that notice of the date, time and place of the postponed meeting is given to any member trying to attend the meeting at the original time and place. Notice of the date, time and place of the postponed meeting shall, if practicable, also be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required. If a meeting is rearranged in this way, proxy forms will be valid if they are delivered as required by these articles not less than 48 hours before the time appointed for holding the postponed meeting.

PROCEEDINGS AT GENERAL MEETINGS

Quorum

55.     No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Procedure if quorum not present

56.     If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting shall stand adjourned to such other day (not being less than ten nor more than twenty-eight days later) and at such time and place as the chairman of the meeting may decide and at such adjourned meeting one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum. The company shall give not less than seven clear days’ notice in writing of any meeting adjourned through want of a quorum and the notice shall state that one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

Security arrangements

57.     The board may direct that members or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to such general meeting to any member or proxy who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions.

Chairman of general meeting

58.     The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting. If there is no chairman or deputy chairman, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for the commencement of the meeting, or if neither the chairman nor any deputy chairman is willing to act as chairman, the directors present shall choose one of their number to act, or if one director only is present he shall preside as chairman if willing to act. If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chairman.

Orderly conduct

59.     The chairman shall take such action as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the chairman’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

Directors’ right to attend and speak

60.     Each director shall be entitled to attend and speak at any general meeting of the company and at any separate general meeting of the holders of any class of shares in the company. The chairman may invite any person to attend and speak at any general meeting of the company whom the chairman considers to be equipped by knowledge or experience of the company’s business to assist in the deliberations of the meeting.

Adjournments

61.     The chairman may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to such time and place as the chairman may decide where it appears to him that:-

          (A)      the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting;

          (B)      the conduct of persons present prevents or is likely to prevent the orderly continuation of business; or

          (C)      an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

           In addition, the chairman may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to such time and place as the chairman may decide. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the board. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place.

Notice of adjournment

62.     When a meeting is adjourned for three months or more notice of the adjourned meeting shall be given as in the case of an original meeting. Except where these articles otherwise require, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

Arrangement for simultaneous attendance

63.     In the case of any general meeting the board may, notwithstanding the specification in the notice of the place of the general meeting (the “Principal Place”) at which the chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by members and proxies entitled to attend the general meeting but excluded from the Principal Place under the provisions of this and/or the following two articles.

Arrangements regarding level of attendance

64.     Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance as aforesaid at the other places provided that they shall operate so that any members and proxies excluded from attendance at the Principal Place are able to attend at one of the other places. For the purpose of all other provisions of these articles any such meeting shall be treated as being held and taking place at the Principal Place.

Arrangements for place of attendance

65.     The board may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the Principal Place) or the imposition of some random means of selection or otherwise as it shall in its absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a general meeting at the Principal Place shall be subject to such arrangements as may be for the time being in force whether stated in the notice of the meeting to apply to that meeting or notified to the members concerned subsequent to the provision of the notice of the meeting.

AMENDMENTS

Amendments to resolutions

66.     In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the office or the chairman in his absolute discretion decides that it may be considered or voted upon.

Amendments ruled out of order

67.     If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

VOTING

Votes of members

68.     Subject to any special terms as to voting upon which any shares may be issued or may for the time being be held and to any other provisions of these articles, on a show of hands every member who is present in person at a general meeting of the company shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

Suspension of rights where non-disclosure of interest

69.  (A)   The relevant restrictions shall apply to all or, as the case may be, the appropriate portion of the shares registered in the name of a member if:-

      (i)      a notice (the “notice”) has been given to the member by the company requiring the delivery to the office of a declaration (an “ownership declaration”) in writing signed by a person or persons declaring that he or they is/are the beneficial owner(s) of the shares registered in the name of the member or such of the shares so registered as may be specified in the notice and giving the further particulars (if any) required by paragraph (B) below;

      (ii)      an ownership declaration, duly completed and complying in all respects with the notice, has not been so delivered in respect of all the shares specified in the notice;

      (iii)      a period of 14 days has elapsed since the service of the notice; and

      (iv)      the company has given the member a further notice (a “disfranchisement notice”) stating or to the effect that such member shall in respect of such shares (or such proportion of the shares in respect of which an ownership declaration shall not have been so delivered) not be entitled to be present or to vote or to exercise rights as aforesaid from the time of service of such disfranchisement notice until the due delivery of an ownership declaration.

      (B)      Where the ownership declaration declares that a corporation is the beneficial owner or is one of the beneficial owners of shares, the ownership declaration shall also state the following:-

(i)	whether or not any other corporation is a holding company of that corporation within the meaning of section 736 of the Companies Act 1985 (as amended, consolidated or re-enacted from time to time);

(ii)	if there is such a holding company, the name and address of each such holding company;

(iii)	whether or not any person (other than any such holding company) beneficially owns one-third or more of the equity share capital (as defined for the purposes of the said section) of the first-mentioned corporation or of any such holding company; and

(iv)	if any such person does so own, then the name and address of each such person.

(C)  For the purposes of this article:-

	(i)	an ownership declaration shall be treated as duly signed by a person being a corporation if it is signed by a natural person who states that he is duly authorised to sign on behalf of the corporation; and

	(ii)	where a disfranchisement notice is stated to apply in respect of only a proportion of the shares registered in the name of a member the restrictions on his entitlements applying by virtue of this article shall accordingly apply only to that proportion of the shares so registered as is specified in the disfranchisement notice.

(D)	(i)	A disfranchisement notice may be cancelled by the company in respect of all or some of the shares concerned at any time.

	(ii)	A disfranchisement notice shall be cancelled in respect of each of the shares concerned where, following the disfranchisement notice, another person has become the registered holder by transfer except in any case where there is evidence that the transfer does not involve any change in the beneficial ownership of the shares concerned, such evidence to consist of a declaration in any transfer which seeks exemption from stamp duty on the ground that the transfer does not involve any change in the beneficial ownership of the shares concerned. The company need not notify the member of such decision.

	(iii)	A disfranchisement notice shall be cancelled in respect of all shares in respect of which an ownership declaration, duly completed and complying in all respects with the notice requiring the delivery of such ownership declaration, is delivered to the office, with effect from the date on which such ownership declaration is delivered to the office.

(E)      Shares issued in right of shares which are for the time being subject to a disfranchisement notice shall on issue become subject to the same restriction.

(F)      The company shall keep a register in respect of the information as to beneficial ownership provided to it under this article and shall operate such register in like manner as it is required to do under the Companies Acts in relation to the register recording notification of interests in shares.

(G)      The company is not, by virtue of anything done for the purposes of this article, to be affected with notice of, or put on enquiry as to, the rights of any person in relation to any shares.

(H)      In this Article:

a sale is an “arm’s length sale” if the board is satisfied that it is a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the holder or with any person appearing to be interested in such shares and shall include a sale made by way of or in pursuance of acceptance of a takeover offer and a sale made through The Stock Exchange or any other stock exchange outside the United Kingdom on which the company’s shares are normally traded. For this purpose an associate (within the definition of that expression in any statute relating to insolvency in force at the date of adoption of this article) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares;

“person appearing to be interested” in any shares shall mean any person named in a response to a statutory notice or otherwise notified to the company by a member as being so interested or shown in any register kept by the company under the Companies Acts as so interested or, taking into account a response or failure to respond in the light of the response to any other statutory notice and any other relevant information in the possession of the company, any person whom the company knows or has reasonable cause to believe is or may be so interested;

“person with a 0.25 per cent. interest” means a person who holds, or is shown in any register kept by the company under the Companies Acts as having an interest in, shares in the company which comprise in total at least 0.25 per cent. in number or nominal value of the shares of the company, or of any class of such shares, in issue at the date of service of the statutory notice or the restriction notice (as the case may be);

“relevant restrictions” mean in the case of a restriction notice served on a person with a 0.25 per cent. interest that:-

(i)	the shares shall not confer on the holder any right to attend or vote either personally or by proxy at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or to exercise any other right conferred by membership in relation to general meetings;

(ii)	the board may withhold payment of all or any part of any dividends in respect of the shares and the holder shall not be entitled to receive shares in lieu of dividend;

(iii)	the board may decline to register a transfer of the shares or any of them unless such a transfer is pursuant to an arm’s length sale;

and in any other case mean only the restriction specified in sub-paragraph (i) of this definition; and

“statutory notice” means a notice served by the company under the Companies Acts requiring particulars of interests in shares or of the identity of persons interested in shares.

Method of voting

70.     At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is properly demanded. Subject to the Companies Acts, a poll may be demanded by:-

          (A)      the chairman of the meeting;

          (B)      at least five members present in person or by proxy and entitled to vote;

          (C)      any member or members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all the members having the right to attend and vote at the meeting; or

          (D)      any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

         Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

Procedure if poll demanded

71.     If a poll is properly demanded it shall be taken in such manner as the chairman shall direct and he may appoint scrutineers who need not be members. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

When poll to be taken

72.     A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not later than thirty days after the date of the demand) and at such time and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

Continuance of other business after poll demand

73.     The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded, and it may be withdrawn with the consent of the chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

Votes on a poll

74.     On a poll votes may be given either personally or by proxy.

Casting vote of chairman

75.     In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to an additional or casting vote.

Votes of joint holders

76.     In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

Voting on behalf of incapable member

77.     A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on his behalf and that person may vote on a poll by proxy, provided that evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote has been delivered at the office (or at such other place as may be specified in accordance with these articles for the delivery of instruments appointing a proxy) not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.

No right to vote where sums overdue on shares

78.     No member shall, unless the board otherwise decides, be entitled to vote at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company unless all calls or other sums presently payable by him in respect of shares in the company have been paid.

Objections or errors in voting

79.     If:-

           (A)      any objection shall be raised to the qualification of any voter;

           (B)      any votes have been counted which ought not to have been counted or which might have been rejected; or

           (C)      any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.

PROXIES

Execution of proxies

80.     (A)     Subject to paragraph (B) of this article, an instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign it. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary is shown, that such officer was duly authorised to sign such instrument on behalf of the corporation without further evidence of the fact.

(B)     The board may, in its absolute discretion, accept an instrument of proxy which is sent electronically or by some other data transmission process, subject to any requirements that the board may from time to time impose. If the board decides to accept an instrument of proxy which is sent electronically or by some other data transmission process, any provision of these articles on the execution of proxies shall not apply to such instrument of proxy, save that the date named in it as the date thereof shall be deemed to be the date of its execution. An instrument of proxy sent electronically or by some other data transmission process shall be treated as delivered at the time of receipt at the office (or at such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document). All references in these articles to delivery of proxies shall include proxies sent electronically or by some other data transmission process.

Delivery of proxies

81.     The instrument appointing a proxy and (if required by the board) any authority under which it is executed or a copy of the authority, certified notarially or an instrument of proxy sent electronically or by some other data transmission process or in some other manner approved by the board, may be delivered to the office (or to such other place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll and an instrument of proxy which is not so delivered shall be invalid. When two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting, the one which is last delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share; if the company is unable to determine which was last delivered, none of them shall be treated as valid in respect of that share. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.

Maximum validity of proxy

82.     No instrument appointing a proxy (including an instrument of proxy sent electronically or by some other data transmission process) shall be valid after twelve months have elapsed from the date named in it as the date of its execution save that, unless the contrary is stated in it, an instrument of proxy (including an instrument of proxy sent electronically or by some other data transmission process) shall be valid for use at an adjourned meeting or a poll after a meeting or an adjourned meeting even after twelve months, if it was valid for the original meeting.

Form of proxy

83.     Instruments of proxy (including an instrument of proxy sent electronically or by some other data transmission process) shall be in any usual form or in such other form as the board may approve and the board may, if it thinks fit, but subject to the provisions of the Companies Acts, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy (including an instrument of proxy sent electronically or by some other data transmission process) shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

Cancellation of proxy’s authority

84.     A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice in writing of the determination was received by the company at the office (or such other place in the United Kingdom as was specified for the delivery of instruments of proxy (including an instrument of proxy sent electronically or by some other data transmission process) in the notice convening the meeting or other accompanying document) not later than the last time at which an instrument of proxy (including an instrument of proxy sent electronically or by some other data transmission process) should have been delivered in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

Number of directors

85.     Unless otherwise determined by ordinary resolution of the company, the directors (disregarding alternate directors) shall be not less than three nor more than twenty-one in number.

Age of directors

86.     No person shall be disqualified from being appointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of seventy years or any other age nor shall it be necessary by reason of his age to give special notice under the Companies Acts of any resolution. Where the board convenes any general meeting of the company at which (to the knowledge of the board) a director will be proposed for appointment or reappointment who at the date for which the meeting is convened will have attained the age of seventy years or more, the board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any appointment or reappointment of that director, at that meeting.

Directors’ shareholding qualification

87.     No shareholding qualification for directors shall be required.

Power of company to appoint directors

88.     Subject to the provisions of these articles, the company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.

Power of board to appoint directors

89.     Without prejudice to the power of the company in general meeting pursuant to any of the provisions of these articles to appoint any person to be a director, the board may appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles. Any director so appointed shall hold office only until the next following annual general meeting but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at that meeting.

Number to retire by rotation

90.     At every annual general meeting a minimum of one-third of the directors shall retire from office save that, if their number is not three or any multiple of three, then the minimum number required to retire shall be the number nearest to and less than one-third. If there are fewer than three directors, they shall all retire.

Identity of directors to retire

91.     The directors to retire by rotation on each occasion shall be those of the directors who held office at the time of the two proceeding annual general meetings and who did not retire by rotation at either of them. If the number of directors so retiring is less than the minimum number required by these articles to retire by rotation, additional directors up to that number shall also retire. The additional directors to retire shall be those of the directors subject to retirement by rotation who have been longest in office since their last appointment or reappointment, but, as between persons who became or were last reappointed directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. In addition, a director who would not otherwise be required to retire shall retire if he is 70 or over at the date of the meeting. The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at start of business on the date of the notice convening the annual general meeting and no director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the directors after that time on the date of the notice but before the close of the meeting.

Filling rotation vacancies

92.     Subject to the provisions of these articles, the company at the meeting at which a director retires by rotation may fill the vacated office and in default the retiring director shall, if willing to continue to act, be deemed to have been reappointed, unless at such meeting it is expressly resolved not to fill the vacated office or unless a resolution for the reappointment of that director has been put to the meeting and lost.

Power of removal by special resolution

93.     In addition to any power of removal conferred by the Companies Acts, the company may by special resolution remove any director before the expiration of his period of office and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place. Any person so appointed shall be treated, for the purpose of determining the time at which he or any other director is to retire, as if he had become a director on the day on which the person in whose place he is appointed was last appointed or reappointed a director.

Persons eligible as directors

94.     No person other than a director retiring at the meeting (whether by rotation or otherwise) shall be appointed or reappointed a director at any general meeting unless:-

          (A)     he is recommended by the board; or

          (B)     not less than six nor more than thirty-five clear days before the day appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the secretary of the intention to propose that person for appointment or reappointment together with notice executed by that person of his willingness to be appointed or reappointed.

Position of retiring directors

95.     A director who retires (whether by rotation or otherwise) at an annual general meeting may, if willing to continue to act, be reappointed. If he is not reappointed or deemed to be reappointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

Vacation of office by directors

96.     Without prejudice to the provisions for retirement by rotation or otherwise contained in these articles, the office of a director shall be vacated if:-

          (A)     he resigns his office by notice in writing delivered to the office or tendered at a meeting of the board;

          (B)     by notice in writing delivered to the office or tendered at a meeting of the board, his resignation is requested by all of the other directors and all of the other directors are not less than three in number;

          (C)     he becomes of unsound mind or a patient for any purpose of any statute relating to mental health and the board resolves that his office is vacated;

          (D)     he is absent without the permission of the board from meetings of the board (whether or not an alternate director appointed by him attends) for three consecutive months and the board resolves that his office is vacated;

          (E)     he becomes bankrupt or compounds with his creditors generally;

          (F)     he is prohibited by law from being a director; or

          (G)     he ceases to be a director by virtue of the Companies Acts or is removed from office pursuant to these articles.

Alternate directors

97.     (A)     Each director may appoint any person to be his alternate and may at his discretion remove an alternate director so appointed. If the alternate director is not already a director, the appointment, unless previously approved by the board, shall have effect only upon and subject to its being so approved. Any appointment or removal of an alternate director shall be effected by notice in writing executed by the appointor and delivered to the office or tendered at a meeting of the board, or in any other manner approved by the board. If his appointor so requests, an alternate director shall be entitled to receive notice of all meetings of the board or of committees of the board of which his appointor is a member. He shall also be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at the meeting the provisions of these articles shall apply as if he were a director.

          (B)     Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall alone be responsible to the company for his acts and defaults and shall not be deemed to be the agent of or for the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the company to the same extent as if he were a director but shall not be entitled to receive from the company any fee in his capacity as an alternate director.

          (C)     Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director. Execution by an alternate director of any resolution in writing of the board or a committee of the board shall, unless the notice of his appointment provides to the contrary, be as effective as execution by his appointor.

          (D)     An alternate director shall automatically cease to be an alternate director if his appointor ceases for any reason to be a director except that, if at any meeting any director retires by rotation or otherwise but is reappointed or deemed to be reappointed at the same meeting, any appointment made by him pursuant to this article which was in force immediately before his retirement shall remain in force as though he had not retired.

Executive directors

98.     The board or any committee authorised by the board may from time to time appoint one or more directors to hold any employment or executive office with the company (including that of a managing director) for such period (subject to the provisions of the Companies Acts) and upon such other terms as the board or any committee authorised by the board may in its discretion decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the director may have against the company or the company may have against the director for any breach of any contract of service between him and the company which may be involved in the revocation or termination. A director so appointed shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of his remuneration as a director.

FEES, REMUNERATION, EXPENSES AND PENSIONS

Directors’ fees

99.     Each of the directors shall be paid a fee at such rate as may from time to time be determined by the board and which shall be deemed to accrue from day to day provided that the aggregate of all fees so paid to directors (excluding amounts payable under any other provision of these articles) shall not exceed the higher of £750,000 per annum and £750,000 increased every 12 months beginning on 4 May, 2000 or any anniversary of that date by the percentage equal to the percentage increase in the retail price index (as defined in Section 833(2) of the Income and Corporation Taxes Act 1988 or any other subsequent legislation from time to time in force).

Additional remuneration

100.    Any director who holds an executive office with the company, acts as chairman or deputy chairman of the board or a committee of the board, serves on a committee of the board at the request of the board, or who performs services which in the opinion of the board go beyond the ordinary duties of a director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may in its discretion decide in addition to any remuneration provided for by or pursuant to any other article.

Expenses

101.    Each director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the board or committees of the board or general meetings of the company or any other meeting which as a director he is entitled to attend and shall be paid all other costs and expenses properly and reasonably incurred by him in the conduct of the company’s business or in the discharge of his duties as a director.

Pensions and gratuities for directors

102.    The board or any committee authorised by the board may exercise all the powers of the company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director or the relations, connections or dependants of any director or former director provided that no benefits (except such as may be provided for by any other article) may be granted to or in respect of a director or former director who has not been employed by, or held an executive or other office or place of profit under, the company or any body corporate which is or has been its subsidiary or any predecessor in business of the company or any such body corporate without the approval of an ordinary resolution of the company. No director or former director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

DIRECTORS’ INTERESTS

Permitted interests and voting

103.    (A)     Subject to the provisions of the Companies Acts and of paragraph (J) of this article, no director or proposed or intending director shall be disqualified by his office from contracting with the company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any contract in which any director is in any way interested be liable to be avoided, nor shall any director who is so interested be liable to account to the company or the members for any remuneration, profit or other benefit realised by the contract by reason of the director holding that office or of the fiduciary relationship thereby established.

          (B)     A director may hold any other office or place of profit with the company (except that of auditor) in conjunction with his office of director for such period (subject to the provisions of the Companies Acts) and upon such other terms as the board may decide, and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of any remuneration provided for by or pursuant to any other article.

          (C)     A director of the company may be or become a director or other officer of, or otherwise interested in, any company promoted by the company or in which the company may be interested or as regards which it has any power of appointment, and shall not be liable to account to the company or the members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in the other company. The board may also cause any voting power conferred by the shares in any other company held or owned by the company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company.

          (D)     A director may act by himself or his firm in a professional capacity for the company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

          (E)     A director shall not vote on or be counted in the quorum in relation to any resolution of the board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the company or any other company in which the company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more directors to offices or places of profit with the company or any other company in which the company is interested, a separate resolution may be put in relation to each director and in that case each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another director to an office or place of profit with a company in which the company is interested and the director seeking to vote or be counted in the quorum owns one per cent. or more of it.

          (F)     Save as otherwise provided by these articles, a director shall not vote on, or be counted in the quorum in relation to, any resolution of the board in respect of any contract in which he has an interest which (taken together with any interest of any person connected with him) is to his knowledge a material interest and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to any resolution where that material interest arises only from one or more of the following matters:-

(i)	the giving to him of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him or by any other person at the request of or for the benefit of the company or any of its subsidiaries;

(ii)	the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)	where the company or any of its subsidiary undertakings is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to participate;

(iv)	any contract in which he is interested by virtue of his interest in shares or debentures or other securities of the company or by reason of any other interest in or through the company;

(v)	any contract concerning any other company (not being a company in which the director owns one per cent. or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

(vi)	any contract concerning the adoption, modification or operation of a pension fund or retirement death or disability benefits scheme which relates both to directors and employees of the company or of any of its subsidiaries and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates;

(vii)	any contract for the benefit of employees of the company or of any of its subsidiaries under which he benefits in a similar manner to the employees and which does not accord to any director as such any privilege or advantage not accorded to the employees to whom the contract relates; and

(viii)	any contract for the purchase or maintenance for any director or directors of insurance against any liability.

          (G)     A company shall be deemed to be one in which a director owns one per cent. or more if and so long as (but only if and so long as) he is (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of that company or of the voting rights available to members of that company. For the purpose of this paragraph of this article there shall be disregarded any shares held by the director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which his interest is in reversion or remainder if and so long as some other person is entitled to receive the income of the trust and any shares comprised in an authorised unit trust scheme in which he is interested only as a unit holder.

          (H)     Where a company in which a director owns one per cent. or more is materially interested in a contract, he also shall be deemed materially interested in that contract.

          (I)     If any question shall arise at any meeting of the board as to the materiality of the interest of a director (other than the chairman of the meeting) or as to the entitlement of any director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be conclusive except in a case where the nature or extent of his interest (so far as it is known to him) has not been fairly disclosed to the board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman (so far as it is known to him) has not been fairly disclosed to the board.

          (J)     A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the board after he knows that he is or has become so interested. For the purposes of this article, a general notice to the board by a director to the effect that:-

(i)	he is a member of a specified company or firm and is to be regarded as interested in any contract which may after the date of the notice be made with that company or firm; or

(ii)	he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this article in relation to any such contract; provided that no such notice shall be effective unless either it is given at a meeting of the board or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.

          (K)     References in this article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

          (L)     Subject to the provisions of the Companies Acts, the company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract not properly authorised by reason of a contravention of this article.

POWERS AND DUTIES OF THE BOARD

General powers of company vested in board

104.    Subject to the provisions of the Companies Acts, the memorandum of association of the company and these articles and to any directions given by the company in general meeting by special resolution, the business of the company shall be managed by the board which may exercise all the powers of the company whether relating to the management of the business of the company or not. No alteration of the memorandum of association or these articles and no special resolution shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this article shall not be limited by any special power given to the board by any other article.

Borrowing powers

105.    (A)     The board may exercise all the powers of the company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

          The board shall restrict the borrowings of the company and exercise all voting and other rights or powers of control exercisable by the company in relation to its subsidiaries (if any) so as to secure (but as regards subsidiaries only in so far as by the exercise of the rights or powers of control the board can secure) that the aggregate principal amount from time to time outstanding of all borrowings by the group (exclusive of borrowings owing by one member of the group to another member of the group) shall not at any time without the previous sanction of an ordinary resolution of the company exceed an amount equal to 2 1/2 times the adjusted capital and reserves.

          (B)     For the purposes of this article, “adjusted capital and reserves” means the aggregate of:-

(i)	the amount paid up or credited as paid up on the share capital of the company; and

(ii)	the amounts of the capital and revenue reserves (including share premium account, capital redemption reserve fund and profit and loss account) of the company and its subsidiaries:-

all as shown by a consolidation of the then latest audited balance sheets of each of them the company and its subsidiaries but:-

(a)	adjusted as may be appropriate in respect of (1) any subsequent variation in the paid-up share capital or share premium account or reserves of the company, and so that for this purpose if the company has issued any shares for cash and the issue has been underwritten then the amount (including any premium) of the subscription moneys payable not later than three months after the date of allotment shall be deemed to have been paid up at the date when the underwriting became unconditional; and (2) any company which since the date of such balance sheet has become or has ceased to be a subsidiary of the company;

(b)	after making the appropriate deduction in respect of any distribution, other than to the company or another subsidiary, out of profits earned down to the date of such balance sheet and not provided for therein;

(c)	excluding amounts set aside for taxation (including amounts set aside for taxation equalisation) and amounts attributable to minority interests in subsidiaries;

(d)	adding back any amounts in respect of goodwill arising on consolidation or on acquisition of brands, businesses or companies remaining within the group noted in, or disclosed in the notes to, the then latest published audited consolidated balance sheet of the company as having been written off since 3rd January 1988 against reserves;

(e)	deducting a sum equivalent to any debit balance on profit and loss account;

(f)	after making such other adjustments (if any) as the company’s auditors for the time being may consider appropriate or necessary.

          (C)     For the purposes of this article, “borrowings” shall be deemed to include the following except insofar as otherwise taken into account:-

(i)	the principal amount of any debentures (within the meaning of section 744 of the Companies Act 1985), and of other indebtedness together with any fixed or minimum premium payable thereon on final repayment, of or issued by the company or one of its subsidiaries but excluding debentures or other indebtedness where the beneficial ownership is in another subsidiary of the company or in the company;

(ii)	the principal amount raised by the company or a subsidiary of the company by acceptances under any acceptance credit opened on its behalf by any bank or accepting house other than acceptances relating to the sale or purchase of goods in the ordinary course of trading;

(iii)	the nominal amount of any share capital and the principal amount of any moneys borrowed the repayment of which is guaranteed or secured by the company or a subsidiary of the company, and the beneficial interest in which is not owned by the company or a subsidiary of the company; and

(iv)	the nominal amount of any share capital (not being equity share capital) of a subsidiary of the company not for the time being beneficially owned by the company or one of its subsidiaries;

but there shall not be taken into account as moneys borrowed:-

(a)	that proportion of the total moneys borrowed of any partly-owned subsidiary of the company which its issued equity share capital not for the time being beneficially owned directly or indirectly by the company bears to the whole of its issued equity share capital but a like proportion of any borrowings from such subsidiary by the company or any other subsidiary of the company shall fall to be treated as borrowings of the company concerned notwithstanding the same would not otherwise fall to be taken into account;

(b)	amounts borrowed for the purpose of repaying the whole or any part of any borrowing of the company or a subsidiary of the company for the time being outstanding and intended to be applied for that purpose within six months of the borrowing thereof (pending their being so applied); and

(c)	borrowings of a company becoming a subsidiary of the company for a period of six months from the date of its becoming a subsidiary to the extent that such borrowings do not exceed its borrowings outstanding on the date of its becoming a subsidiary.

          (D)     For the purposes of calculating the limit of borrowings under this article there shall be credited (subject, in the case of any item held or deposited by a partly owned subsidiary, to the exclusion of a proportion thereof equal to the proportion of the issued equity share capital of the partly-owned subsidiary which is not attributable to the company or any subsidiary of the company) against the amount of any moneys borrowed the aggregate of:-

(i)	cash in hand of the group;

(ii)	cash deposits and the balance on each current account of the group with banks in the United Kingdom and/or elsewhere if the remittance of the cash to the United Kingdom is not prohibited by any law, regulation, treaty or official directive; however, if the remittance of such cash is prohibited it shall nonetheless be deducted from amounts borrowed but only to the extent that it may be set-off against or act as security for any borrowings or amounts included in sub-paragraphs (C)(i) to (iv) of this article;

(iii)	the amount of all assets (“short term assets”) as would be included in “Investments — short term loans and deposits” in a consolidated balance sheet of the group prepared as at the date of the relevant calculation in accordance with the principles with which the then latest published audited consolidated balance sheet of the company was produced;

(iv)	the amount of any cash or short term assets securing the repayment by the group of any amount borrowed by the group deposited or otherwise placed with the trustee or similar entity in respect of the relevant borrowing except to the extent that such cash represents the proceeds of a borrowing not included pursuant to sub-paragraph (C)(b) of this article; and

(v)	the discount arising on issue of any debenture, bond, note, loan stock or other security to the extent that such discount has not been charged to the profit and loss account or any reserve of the group.

          (E)     For the purposes of this article, “group” means the company and its subsidiaries (if any), “the then latest published audited consolidated balance sheet of the company” means in respect of a particular time the then most recently published audited consolidated balance sheet of the company and other companies or undertakings (if any) in respect of which the company has prepared group accounts pursuant to the Companies Acts and other words and expressions used in this article and not otherwise defined bear the meanings given to them in these articles.

          (F)     A certificate or report by the auditors as to the amount of the adjusted capital and reserves or the amount of any borrowings or to the effect that the limit imposed by this article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of that amount or of that fact.

          (G)     No person dealing with the company or any of its subsidiaries shall be concerned to see or enquire whether the said limit was observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.

Powers of attorney

106.    The board may, by power of attorney or otherwise, appoint any person or body of persons whether nominated directly or indirectly by the board to be the agent of the company upon such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The board may remove any person appointed under this article and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

Delegations to individual directors

107.    The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

Official seals

108.    The company may exercise all the powers conferred by the Companies Acts with regard to having official seals, and those powers shall be vested in the board.

Registers

109.    Subject to the provisions of the Companies Acts, the company may keep an overseas or local or other register in any place, and the board may make and vary such regulations as it may think fit respecting the keeping of the register.

Provision for employees

110.    The board may exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

PROCEEDINGS OF THE BOARD

Board meetings

111.    The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary on the requisition of a director at any time shall, summon a board meeting.

Notice of board meetings

112.    Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose. In the absolute discretion of the board and subject to any requirements that the board may from time to time impose such a notice may be sent in electronic or some other data transmission form. A director absent or intending to be absent from the United Kingdom may request the board that notices of board meetings shall during his absence be sent in writing to him at an address given by him to the company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and if no request is made to the board it shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom. A director may waive notice of any meeting either prospectively or retrospectively.

Quorum

113.    The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

Directors below minimum through vacancies

114.    The continuing directors or a sole continuing director may act notwithstanding any vacancy in their number but, if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles, or is below the number fixed by or in accordance with these articles as the quorum or there is only one continuing director, the continuing directors or director, may act for the purpose of filling vacancies or of summoning general meetings of the company but not for any other purpose. If there are no directors or director able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

Appointment of chairman

115.    The board may appoint a director to be the chairman or the deputy chairman of the board, and may at any time remove him from that office. Unless he is unwilling to do so, the chairman or failing him the deputy chairman shall act as chairman at every meeting of the board. But if no chairman or deputy chairman is appointed, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for holding the meeting and willing to act, the directors present may choose one of their number to be chairman of the meeting.

Competence of meetings

116.    A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.

Voting

117.    Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

Delegation to committees

118.    (A)     The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit, provided that the majority of persons on any committee or sub-committee must be directors. Any committee so formed may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the board or of the committee).

          (B)     Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the board. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the board so far as the same are applicable and are not superseded by any regulations imposed by the board or made by the committee under powers delegated to it by the board.

          (C)     The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

Participation in meetings by communication equipment

119.    All or any of the members of the board or any committee of the board may participate in a meeting of the board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.

Resolution in writing

120.    A resolution in writing executed by all the directors for the time being entitled to receive notice of a meeting of the board (if that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the board or, as the case may be, of the committee properly called and constituted. The resolution may be contained in one document or in several documents in like form each executed by one or more of the directors or members of the committee concerned. In the absolute discretion of the board and subject to any requirements that the board may from time to time impose such a document may be in electronic form or some other data transmission form in which case it need not be executed by a director or directors or member or members of the committee concerned.

Validity of acts of board or committee

121.    All acts done by the board or by any committee or by any person acting as a director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or person so acting or that they or any of them were disqualified or had vacated office, be as valid as if each such member or person had been properly appointed and was qualified and had continued to be a director or member of the committee.

SEALS

Use of seals

122.    The board shall provide for the custody of every seal of the company. A seal shall only be used by the authority of the board or of a committee of the board authorised by the board in that behalf. Subject as otherwise provided in these articles, any instrument to which the common seal is applied shall be signed by at least one director and the secretary or by at least two directors, and any instrument to which an official seal is applied need not, unless the board for the time being otherwise decides or the law otherwise requires, be signed by any person.

DIVIDENDS AND OTHER PAYMENTS

Declaration of dividends by company

123.    Subject to the provisions of the Companies Acts, the company may by ordinary resolution from time to time declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

Payment of interim and fixed dividends by board

124.    Subject to the provisions of the Companies Acts, the board may pay such interim dividends as appear to the board to be justified by the financial position of the company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the company, in the opinion of the board, justifies its payment. If the board acts in good faith, it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

Payment of dividends on preference shares

125.    (A)     Notwithstanding the provisions of these articles, the board shall have power to declare and to pay dividends on any series of preference shares in accordance with their terms of issue.

          (B)     Subject to the provisions of the Companies Acts, the board may provide, in such manner and on such terms as the board may think fit, for the payment of any dividends (whether fixed or calculated by reference to or in accordance with a specified procedure or mechanism) on any class or series of shares carrying such a dividend on such dates as may be prescribed for the payment of such dividend (whether such dates are fixed or are determined in accordance with a specified procedure or mechanism).

Calculation and currency of dividends

126.    Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:-

          (A)     all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

          (B)     all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and

          (C)     dividends may be declared or paid in any currency.

          However, if any share is issued on terms providing that it shall rank for dividend as if paid up (in whole or in part) as from a particular date, such share shall rank for dividend accordingly. Where any dividends which, in accordance with the rights attaching to any preference shares of a class or series expressed to rank for dividend pari passu with any other class of preference shares, are in arrears in any respect and have not been paid in full, dividends on the preference shares of all such classes or series shall be paid pro rata as nearly as may be according to the total arrears of dividend on each of such classes or series of preference shares.

          The board may determine that dividends which may at any time or from time to time be declared or become due on the shares of any member in one currency shall be paid or satisfied in another, and may determine the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the company or any other person to bear any costs involved.

Amounts due on shares may be deducted from dividends

127.    The board may deduct from any dividend or other moneys payable to a member by the company on or in respect of any shares all sums of money (if any) presently payable by him to the company on account of calls or otherwise in respect of shares of the company.

No interest on dividends

128.    No dividend or other moneys payable by the company on or in respect of any share shall bear interest against the company.

Payment procedure

129.    Any dividend or other sum payable by the company in respect of a share may be paid by cheque, warrant or similar financial instrument sent by post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the register in respect of the shares at his address as appearing in the register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every cheque, warrant or similar financial instrument shall, unless the holder or joint holders otherwise direct, be made payable to the holder or, in the case of joint holders, to the holder whose name stands first on the register in respect of the shares, and shall be sent at his or their risk and payment of the cheque, warrant or similar financial instrument by the bank on which it is drawn shall constitute a good discharge to the company. In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or such other means and to or through such person as the holder or joint holders may in writing direct, and the company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by them. Where a person is or persons are entitled by transmission to a share, any dividend or other sum payable by the company in respect of the share may be paid to such person as if he were the holder of the share and his address noted in the register were his registered address and to such persons as if the first named were the holder whose name stands first on the register in respect of the share and his address noted in the register were his registered address.

Uncashed dividends

130.    The company may cease to send any cheque or warrant through the post or employ any other means of payment for any dividend payable on any shares in the company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed or that means of payment has failed. In addition, the company may cease to send any cheque or warrant through the post if in respect of one dividend payable on those shares the cheque or warrant has been returned undelivered or remains uncashed if reasonable enquiries have failed to establish any new address of the registered holder. Subject to the provisions of these articles, the company may recommence sending cheques or warrants or employing such means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing.

Forfeiture of unclaimed dividends

131.    Any dividend unclaimed after a period of twelve years from the date when it became due for payment shall be forfeited and shall revert to the company and the payment by the board of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the company a trustee in respect of it and any unclaimed dividend may be invested or otherwise made use of by the board for the benefit of the company until claimed.

Dividends not in cash

132.    Any general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and where any difficulty arises in regard to the distribution the board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any assets to be distributed and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as may seem expedient to the board.

Scrip dividends

133.    The board may, if authorised by an ordinary resolution of the company, offer any holders of ordinary shares the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution. The following provisions shall apply:-

          (A)     An ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period, but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed.

          (B)     The entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forego provided always that in calculating the said entitlement the board may at its discretion adjust the figure obtained by dividing the relevant value by the amount payable on such ordinary shares up or down so as to procure that the entitlement of each ordinary shareholder to new ordinary shares may be represented by a simple numerical ratio. For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the company’s ordinary shares on The Stock Exchange as derived from the Daily Official List, on such five consecutive dealing days as the board shall determine provided that the first of such days shall be on or after the day on which the ordinary shares are first quoted “ex” the relevant dividend, or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount and in giving such a certificate or report the auditors may rely on advice or information from brokers or other sources of information as they think fit.

          (C)     On or as soon as practicable after announcing that it is to declare or recommend any dividend, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention, and shall, after determining the basis of allotment, if it decides to proceed with the offer, notify the holders of ordinary shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which elections must be lodged in order for elections to be effective.

          (D)     The board shall not proceed with any election unless the company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined.

          (E)     The board may exclude from any offer any holders of ordinary shares where the board believes that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

          (F)     The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made (“the elected ordinary shares”) and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated. For such purpose the board shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account and share premium account) whether or not the same is available for distribution as the board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis.

          (G)     The additional ordinary shares when allotted shall rank pari passu in all respects with the fully-paid ordinary shares then in issue except that they will not be entitled to participation in the relevant dividend.

          (H)     The board may also from time to time establish or vary a procedure for election mandates, under which a holder of ordinary shares may elect to receive ordinary shares credited as fully paid instead of cash in respect of all future rights offered to that holder under this article until the election mandate is revoked in accordance with the procedure.

          (I)     The board may undertake and do such acts and things as it may consider necessary or expedient for the purpose of giving effect to the provisions of this article including (without limiting the foregoing) making such provisions as it may think fit in relation to any fraction of an ordinary share which may or would arise pursuant to the application of paragraph (B) of this article (including provisions whereby fractional entitlements are disregarded and the benefit thereof accrues to the company rather than to the members concerned).

CAPITALISATION OF RESERVES

Power to capitalise reserves and funds

134.    The company may, upon the recommendation of the board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the members or any class of members who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts for the time being unpaid on any shares in the company held by those members respectively or in paying up in full unissued shares debentures or other obligations of the company to be allotted and distributed credited as fully paid up among those members, or partly in one way and partly in the other, but so that, for the purposes of this article, a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the company. The board may authorise any person to enter into an agreement with the company on behalf of the persons entitled to participate in the distribution providing for the allotment to them respectively of any shares, debentures or other obligations of the company to which they are entitled on the capitalisation and the agreement shall be binding on those persons.

Settlement of difficulties in distribution

135.    Where any difficulty arises in regard to any distribution of any capitalised reserve or fund the board may settle the matter as it thinks expedient and in particular may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the board.

RECORD DATES

Power to choose any record date

136.    Notwithstanding any other provision of these articles the company or the board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

ACCOUNTS AND ACCOUNTING RECORDS

Summary financial statements

137.    The company may send a summary financial statements to members of the company instead of copies of its full accounts and reports.

Records to be kept

138.    The board shall cause to be kept accounting records sufficient to show and explain the company’s transactions, and such as to disclose with reasonable accuracy at any time the financial position of the company at that time, and which accord with the Companies Acts.

Inspection of records

139.    No member in his capacity as such shall have any right of inspecting any accounting record or book or document of the company except as conferred by law or authorised by the board or by ordinary resolution of the company.

SERVICE OF NOTICES AND OTHER DOCUMENTS

Service of notices

140.    Any notice or other document (including a share certificate) may be served on or delivered to any member by the company either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address addressed to the member or by any other means authorised in writing by the member concerned. In the absolute discretion of the board and subject to the Companies Acts and any requirements that the board may from time to time impose such a notice or other document (excluding a share certificate) may, if authorised in writing by the member concerned, be in electronic or some other data transmission form to an address notified by the member in writing. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders. In the absolute discretion of the board and subject to the Companies Acts and any requirements that the board may from time to time impose any notice or other document may be served on or delivered to the company in electronic or some other data transmission form to the address notified to members for this purpose.

Record date for service

141.    Any notice or other document may be served or delivered by the company by reference to the register as it stands at any time not more than 15 days before the date of service or delivery. No change in the register after that time shall invalidate that service or delivery. Where any notice or other document is served on or delivered to any person in respect of a share in accordance with these articles, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice or document

Members resident abroad

142.    Any member whose registered address is not within the United Kingdom and who gives to the company an address within the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at that address but, unless he does so, shall not be entitled to receive any notice from the company.

Service of notice on person entitled by transmission

143.    A person who is entitled by transmission to a share, upon supplying the company with an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which he would have been entitled if he were the holder of that share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claimants through or under him) in the share. Otherwise, any notice or other document, except a notice requiring the delivery of an ownership declaration or a disfranchisement notice, served on or delivered to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the company has notice of the death, bankruptcy or other event, be deemed to have been properly served or delivered in respect of any share registered in the name of that member as sole or joint holder.

Service of notice on holders of bearer securities

144.    Any notice to the bearer of a warrant or to any other person who holds or is interested in shares in the company in bearer form or any related coupons or talons shall be sufficiently given if advertised in at least two daily newspapers at least one of which shall be published in London.

Notice by advertisement

145.    Any notice or other document required to be or which may be given by advertisement shall be advertised once in at least one newspaper with a national circulation.

When notice deemed served

146.    Any notice or other document, if sent by post, shall be deemed to have been served or delivered on the day following that on which it was put in the post and, in proving service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, prepaid and put in the post. Any notice or other document not sent by post but left at a registered address or at an address notified to the company in accordance with these articles by a person who is entitled by transmission to a share shall be deemed to have been served or delivered on the day it was so left. Any notice or other document served or delivered by any other means authorised in writing by the member concerned shall be deemed to have been served when the company has carried out the action it has been authorised to take for that purpose. In the absolute discretion of the board and subject to the Companies Acts and any requirements that the board may from time to time impose any notice or other document served or delivered in electronic or some other data transmission form to an address notified by the member in writing or to the company to the address notified to members for this purpose shall be deemed to have been served or delivered at the time it was sent. Any notice or other document to be given by advertisement shall be deemed to have been served on the day on which the advertisement appears.

Notice when post not available

147.    If at any time by reason of the suspension or curtailment of postal services or electronic or other data transmission processes within the United Kingdom the company is unable effectively to convene a general meeting or a meeting of the holders of any class of shares in its capital by notice sent through the post or by an electronic or other data transmission process, any such meeting may be convened by a notice advertised in at least one newspaper with a national circulation and in that event the notice shall be deemed to have been served on all members and persons entitled by transmission, who are entitled to have notice of the meeting served upon them, on the day when the advertisement has appeared in at least one such paper. If at least six clear days prior to the meeting the posting or the sending by electronic or other data transmission process of notices to addresses throughout the United Kingdom has again become practicable, the company shall send confirmatory copies of the notice by post or by an electronic or other data transmission process to the persons entitled to receive them.

DESTRUCTION OF DOCUMENTS

Presumptions where documents destroyed

148.    If the company destroys:-

          (A)     any share certificate which has been cancelled at any time after a period of one year has elapsed from the date of cancellation;

          (B)     any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after a period of two years has elapsed from the date the instruction or notification was recorded by the company;

          (C)     any instrument of transfer of shares which has been registered at any time after a period of six years has elapsed from the date of registration; or

          (D)     any other document on the basis of which any entry is made in the register at any time after a period of six years has elapsed from the date the entry was first made in the register in respect of it, and the company destroys the document in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrebuttably in favour of the company that every share certificate so destroyed was a valid certificate and was properly cancelled, that every instrument of transfer so destroyed was a valid and effective instrument of transfer and was properly registered and that every other document so destroyed was a valid and effective document and that any particulars of it which are recorded in the books or records of the company were correctly recorded. Nothing contained in this article shall be construed as imposing upon the company any liability by reason only of the destruction of any document of the kind mentioned above before the relevant period mentioned in this article has elapsed or of the fact that any other condition precedent to its destruction mentioned above has not been fulfilled. References in this article to the destruction of any document include references to its disposal in any manner.

WINDING UP

Distribution of assets otherwise than in cash

149.    If the company commences liquidation, the liquidator may, with the sanction of a special resolution of the company and any other sanction required by the Companies Acts:-

          (A)     divide among the members in kind the whole or any part of the assets of the company (whether they shall consist of property of the same kind or not) and, for that purpose, set such values as he deems fair upon any property to be divided and determine how the division shall be carried out as between the members or different classes of members; or

          (B)     vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but no member shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

Indemnity of officers

150.    Subject to the provisions of the Companies Acts, the company may indemnify any director or other officer against any liability and may purchase and maintain for any director or other officer or auditor insurance against any liability. Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the company shall be indemnified, and if the board so determines an auditor may be indemnified, out of the assets of the company against any liability incurred by him as a director or other officer of the company, or as auditor, in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted or in connection with any application under the Companies Acts in which relief is granted to him by the court.

(i)

INDEX

ARTICLES OF ASSOCIATION

		Page No.

	INTERPRETATION

1.	Exclusion of Table A	1
2.	Definitions	1
3.	Form of resolution	2

	SHARE CAPITAL

4.	Rights attached to shares	3
5	Redeemable shares	3
6	Purchase of own shares	3
7	Variation of rights	3
8	Pari passu issues	4
9.	Unissued shares	4
10.	Payment of commission	4
11.	Trusts not recognised	4

	CERTIFICATES

12.	Right to share certificate	4
13.	Replacement of share certificates	4
14.	Sealing of certificates	5
15.	Warrants	5

	LIEN

16.	Company’s lien on shares not fully paid	6
17.	Enforcing lien by sale	7
18.	Application of proceeds of sale	7

	CALLS ON SHARES

19.	Calls	7
20.	Payment on calls	7
21.	Liability of joint holders	7
22.	Interest due on non-payment	7
23.	Sums due on allotment treated as calls	8
24.	Power to differentiate	8
25.	Payment of calls in advance	8

	FORFEITURE OF SHARES

26.	Notice if call or instalment not paid	8

(ii)

(iii)

(iv)

(v)

THE COMPANIES ACTS 1862 TO 1893

THE COMPANIES ACTS 1948 TO 1981

THE COMPANIES ACTS 1985 TO 1989

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

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ARTICLES OF ASSOCIATION

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CADBURY SCHWEPPES PUBLIC
LIMITED COMPANY

Slaughter and May,
35 Basinghall Street,
London,
EC2V 5DB.